Exhibit 99.1


Company Contact:                             Investor Contact:
Janice MacKenzie                             Robert B. Prag, President
I-trax, Inc.                                 The Del Mar Consulting Group, Inc.
(215) 557-7488 x109                          (858) 794-9500
jmackenzie@i-trax.com                         bprag@delmarconsulting.com
---------------------                         --------------------------


FOR IMMEDIATE RELEASE
---------------------

            I-TRAX ANNOUNCES ACTUAL AND PRO FORMA FINANCIAL RESULTS
            -------------------------------------------------------
                          FOR THE FIRST QUARTER OF 2004
                          -----------------------------

           - Company to Host Conference Call Today at 4:15 p.m. EDT -

PHILADELPHIA, PA May 12, 2004 -- I-trax, Inc. (Amex: DMX), the population health and productivity company, announced today its financial results for the first quarter ended March 31, 2004.

I-trax is a combination of two companies that merged on March 19, 2004: I-trax and CHD Meridian Healthcare. However, for accounting purposes, the consolidation of results of operations of the two constituent companies was not effective until April 1, 2004. Accordingly, I-trax will commence reporting CHD Meridian Healthcare results of operations on a consolidated basis beginning as of April 1, 2004 and, therefore, the following discussion of actual results of operations is limited to the historical business of I-trax.

Actual Financial Results

Revenue for the quarter ended March 31, 2004 was $1,447,000, a decrease of $169,000 or 10% from $1,616,000 for the quarter ended March 31, 2003. The decrease is directly related to a change in I-trax's business model, in which I-trax is shifting its emphasis away from technology sales and focusing on offering its new total population health management solutions. As a result, technology revenue decreased 45% to $500,000 for the quarter ended March 31, 2004 from $915,000 for the quarter ended March 31, 2003, but this decrease was partially offset by an increase in service revenue of 35% to $947,000 for the quarter ended March 31, 2004 from $701,000 for the quarter ended March 31, 2003.

For the quarter ended March 31, 2004, I-trax reported a net loss of $2,704,000 as compared to a net loss of $964,000 for the quarter ended March 31, 2003.

The net loss for the quarter ended March 31, 2004 includes non-cash and merger related expenses of $1,755,000, comprised of:

     o $573,000 in non-cash interest expense attributable to the unamortized discount and beneficial conversion value of a previously outstanding convertible debenture and certain other promissory notes which were converted into common stock in March 2004;

     o $350,000 of non-cash charges related to an increase in the fair market value of common stock underlying warrants issued in a private placement completed during October 2003; and

     o $832,000 of merger related costs, which were included in general and administrative expense.

The net loss for the quarter ended March 31, 2003 includes $453,000 of non-cash and non-recurring charges comprised of:

     o $253,000 of non-cash interest expense related to the unamortized discount and beneficial conversion value of a previously outstanding convertible debenture; and



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


     o    $200,000 write-off of costs associated with a cancelled acquisition.

Without the non-cash and merger related expenses, net loss would have been $949,000 for the quarter ended March 31, 2004 as compared to $511,000 for the quarter ended March 31, 2003.

Earnings before interest, taxes, depreciation, and amortization, or EBITDA, was $(1,271,000) for the quarter ended March 31, 2004, a decrease of $1,322,000 from EBITDA of $51,000 for the quarter ended March 31, 2003.

Reconciliation in computing EBITDA from I-trax's financial statements is as follows:

                                             Three Months     Three Months
                                                 ended            ended
                                            March 31, 2004   March 31, 2003
                                          -----------------  -----------------

Net loss per I-trax's financial statements   $(2,704,000)   $  (964,000)

Add back:

     Interest expense ....................       613,000        321,000
     Other expenses ......................       350,000        200,000
     Amortization of financing costs .....        35,000         57,000
     Depreciation & amortization .........       435,000        437,000
                                             -----------    -----------

EBITDA ...................................   $(1,271,000)   $    51,000
                                             ===========    ===========

Pro Forma Financial Results

The pro forma results of the merged companies, including net revenue, net loss, EBITDA and a reconciliation in computing EBITDA, are set forth in the table below. The computation of pro forma results of operations and EBITDA assumes that the merger of I-trax and CHD Meridian Healthcare was consummated on January 1, 2003, and includes adjustments related to the merger in the amount of $180,000 in interest expense and $435,000 in amortization expense in each quarter. The results also exclude merger related costs of $1,938,000 and $832,000 incurred by CHD Meridian Healthcare and I-trax, respectively.



                                              Three months ended      Three months ended
                                                March 31, 2004         March 31, 2003
                                              --------------------  --------------------

      Net revenue                                 $    30,829,000        $   29,030,000
                                              ====================  ====================

      Net (loss)                                      (1,261,000)              (202,000)

      Add back:

           Provision for income taxes                          --               187,000
           Interest expense                               764,000               478,000
           Other expenses                                 350,000               200,000
           Amortization of financing costs                 35,000                57,000
           Depreciation & amortization                  1,106,000             1,106,000
                                              --------------------  --------------------

      EBITDA                                      $       994,000        $    1,826,000
                                              ====================  ====================




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


Commenting on I-trax's results for the first quarter, Frank A. Martin, chairman and chief executive officer of I-trax, stated, "Since January 1, 2004, we have signed 7 new contracts, 3 for our on-site solutions and 4 for our health management solutions. The integration of I-trax and CHD Meridian Healthcare businesses has been very smooth and we are attracting significant attention from national benefit consultants. We also recently announced a strategic relationship with Perot Systems to offer our population health management services to the payor market, including existing Perot System clients. As we implement these programs over the next several months we are optimistic that we will reach our revenue and EBITDA targets previously released."

I-trax will host a conference call today at 4:15 p.m. EDT. The telephone number for the conference call is 800-362-0571 with the Conference ID of ITRAX. During the call, Mr. Martin will discuss I-trax's first quarter 2004 financial results, the recent merger with CHD Meridian Healthcare, and will answer questions. Investors may e-mail questions in advance of the call to The Del Mar Consulting Group, Inc. at bprag@delmarconsulting.com.

Investors may also choose to listen to the conference call by going to I-trax's web site at https://www.i-trax.com and selecting the conference link on the Investor Information page in the "Our Company" section of the site. The conference link can also be accessed directly at http://cc.event-it.com/asx/netspoke051204.asx. This is a listen-only option and will not enable the listener to pose questions during the call.

Investors will be able to access an encore recording of the conference call through June 30 by calling 800-753-4652. The encore recording will be available approximately two hours after the conference call has concluded.

About I-trax
------------

I-trax is a population health and productivity company, with 2003 pro forma net revenue of approximately $122 million. Serving over 100 clients, I-trax offers population-based healthcare solutions including disease management, health promotion, productivity management and on-site care services.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ materially from those expressed in such statements. The important factors include, but are not limited to: the ability of I-trax and CHD Meridian Healthcare to integrate their businesses successfully; demand for the merged companies' products and services and the merged companies' ability to execute new service contracts; uncertainty of future profitability; general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; the merged companies' ability to renew and maintain contracts with existing customers under existing terms; and acceptance of I-trax's population health management solutions by the marketplace. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax and CHD Meridian Healthcare are described in greater detail in I-trax's filings with the Securities and Exchange Commission.





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